EXECUTION VERSION
THIRD AMENDMENT TO MIDDLE MARKET CREDIT FUND, LLC
SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This THIRD AMENDMENT TO MIDDLE MARKET CREDIT FUND, LLC SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is entered into as of February 24, 2026, by and between Carlyle Secured Lending, Inc. (f/k/a TCG BDC, Inc.) and Credit Partners USA LLC (collectively, the “Members”), as the members of Middle Market Credit Fund, LLC, a Delaware limited liability company (the “Company”).

RECITALS:

WHEREAS, the Members entered into that certain Sixth Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 18, 2025, as amended by that certain First Amendment dated as of August 20, 2025 and that certain Second Amendment dated as of February 11, 2026 (as so amended, the “Agreement”), to set forth their understanding with respect to their relationship and the operation of the Company.

    WHEREAS, the Members desire to amend certain sections of the Agreement in accordance with the applicable provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual terms and conditions hereinafter set forth, the Members covenant and agree as follows:

1.Amendments.

(a)Definitions. The defined term “Borrowing” is hereby added to the Agreement in the appropriate alphabetical order as follows:

“Borrowing” means any advance of cash, issuance of a Letter of Credit or other form of borrowed money under a Subscription Facility as approved pursuant to Exhibit F hereof.”
(b)Section 2.4(b)(iv). Section 2.4(b)(iv) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(iv) to incur indebtedness for borrowed money, and to pledge, hypothecate, mortgage, collaterally assign, or otherwise grant security interests or liens on any assets owned directly or indirectly by the Company, including, without limitation, the Capital Commitments and the power and authority to call the Capital Commitments (any credit facility secured by any such assets, a “Facility”); provided that any Borrowing under a Subscription Facility where Capital Commitments are pledged to secure such Subscription Facility shall be subject to Board Approval and in connection with any request for such Board Approval, the Administrative Agent shall provide the Board with (1) the amount to be borrowed (including principal and estimated fees, expenses and interest amounts), (2) the intended use of proceeds for such Borrowing, (3) the aggregate amount outstanding under the Subscription Facility at the time such request is submitted to the Board for approval and (4) any additional information as the members of the Board may deem reasonably necessary to make such approval decision;”

(c)Section 4.1(a). The first sentence of Section 4.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Each Member has made an initial Capital Contribution of $1,000 in U.S. dollars to the Company (“Initial Capital Contribution”) and Subsequent Contributions of $130,500,000 in U.S. dollars to the Company. Each Member agrees to make additional Subsequent Contributions to the Company up to the amount set forth on Exhibit A attached hereto in accordance with the terms of this Agreement. Each Subsequent Contribution shall be made from time to time within five (5) business days after the date of notice from the Administrative Agent (or any other Person with the power and authority to call the Capital Commitments) specifying the amount then to be paid, or at such later date as may be specified in such notice, and the bank account of the Company to which such amount is then to be paid; provided that, save as set forth in the immediately following sentence, the capital call of any such amount shall be subject to Board Approval. Notwithstanding anything to the contrary herein, each Member hereby agrees that Board Approval shall not be required for any capital call for a Subsequent Contribution made for the purpose of repaying any amounts due and outstanding under a Subscription Facility.”

(d)Exhibit F. Exhibit F to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

2.Definitions. To the extent not defined in this Amendment, the capitalized terms used in this Amendment shall be defined as set forth in the Agreement.

3.No Further Modification. Except as expressly modified herein, each Member covenants and agrees to hereafter execute, acknowledge (as appropriate) and deliver such further assurances as may be reasonably requested by the other party hereto in furtherance of this Amendment or to carry out the intent hereof.

4.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of each Member.

5.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange counterparts of the signature pages by facsimile or electronic transmission.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the Members have caused this Amendment to be executed and delivered as of the date first written above.

Carlyle Secured Lending, Inc.
By:
Name:
Title:

Credit Partners USA LLC
By:
Name:
Title:
[Signature Page to Third Amendment to Middle Market Credit Fund, LLC
Sixth Amended and Restated Limited Liability Company Agreement]

Exhibit A
Exhibit F

Management Decisions
1.Matters requiring Board Approval include without limitation the following items contained in Sections 2 and 3 of this Exhibit F. Notwithstanding the matters specified in Sections 2 and 3 of this Exhibit F, all powers not designated to the Administrative Agent under the Administration Agreement or to the Investment Committee under Exhibit G hereto are retained, and shall be decided by the Board. Notwithstanding the foregoing or the powers reserved to the Board, the Members agree that CGCIM shall be able to use the Company’s cash on hand that is not required for disbursements of the Company within five (5) business days to repay any debt of the Company under the Company’s revolving credit facility payable to third parties without a penalty.
2.Board Approval shall be required for the Company or any Financing Subsidiary that is wholly-owned or otherwise controlled by the Company to do any of the following:
(i)Enter into any transaction with a Member or an Affiliate of a Member (except as permitted by this Agreement);
(ii)Make short sales of assets or engage in hedging or other derivative or commodities transactions;
(iii)Enter into any credit facility, including in particular enter into a senior credit facility to leverage the Company’s Investments, or materially modify or waive the terms thereof or make a voluntary prepayment;
(iv)Guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies;
(v)Replace the Administrative Agent for the Company, or materially modify or waive the terms of the Administration Agreement;
(vi)Approve a sub-administration agreement, or materially modify or waive the terms of a sub-administration agreement;
(vii)File for bankruptcy;
(viii)Commence or settle any material claims or litigation;
(ix)Distribute Illiquid Securities;
(x)Make material changes to tax or accounting methods of the Company or its subsidiaries including tax elections;
(xi)Modify or waive any material provision of this Agreement;
(xii)Change the name or principal office, or open additional offices;
(xiii)Form, acquire an interest in, or transfer or otherwise dispose of an interest in, any Financing Subsidiary, or any other subsidiary owned by it, or materially modify or waive the terms thereof;

Exhibit A
(xiv)Retain a custodian of its assets and open bank accounts on its behalf;
(xv)Incur a Borrowing under a Subscription Facility; and
(xvi)Take any action or decision which pursuant to any provision of this Agreement requires Board Approval.
3.Each Member and each Board Member and their respective designees may, in the name and on behalf of the Company, do all things which it deems necessary, advisable or appropriate to make investment opportunities available to the Company, to carry out and implement matters approved by Board Approval, and to administer the activities of the Company, including:
(i)Execute and deliver all agreements, amendments and other documents and exercise and perform of all rights and obligations with respect to any Person in which the Company holds an interest, including Subsidiaries and other investment and financing vehicles;
(ii)Execute and deliver other agreements, amendments and other documents and exercise and perform all rights and obligations with respect to matters approved by Board Approval, or which are necessary, advisable or appropriate for the administration of the Company, including with respect to any contracts evidencing indebtedness for borrowed funds; and
(iii)Take any and all other acts delegated to such Member or Board Member by this Agreement or by Board Approval; provided that if such acts require Board Approval, such Board Approval has been obtained.